UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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GraphOn Corporation
(Name of Registrant as Specified in its Charter)

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GraphOn Corporation
1901 S. Bascom Avenue, Suite 660
Campbell, CA 95008

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 7, 2012

To the Stockholders of
GraphOn Corporation:

NOTICE IS GIVEN that the 2012 annual meeting of stockholders of GraphOn Corporation will be held at the Company's offices located at 1901 S. Bascom Avenue, Suite 660, Campbell, California 95008, on Wednesday, November 7, 2012 at 10:00 a.m., local time, for the following purposes:

I.	To elect two directors to Class I of the Board of Directors to serve for a three-year term.

II.	To adopt the 2012 Equity Incentive Plan of the Company.

III.	To ratify the selection of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

IV.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on September 14, 2012. The accompanying proxy statement contains additional information regarding the matters to be acted on at the Annual Meeting.

/s/ Robert Dixon
Robert Dixon
Secretary

Campbell, California
October 5, 2012

All stockholders are urged to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible by submitting your vote before the Annual Meeting. You may submit your vote by mailing the enclosed proxy card or voting instruction card, or if your shares are held in “street name,” you may also have the option to vote on the Internet or by telephone.

GraphOn Corporation
1901 S. Bascom Avenue, Suite 660
Campbell, CA 95008
_____________________

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
_____________________

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of GraphOn Corporation for the 2012 Annual Meeting of Stockholders to be held at the Company's offices located at 1901 S. Bascom Avenue, Suite 660, Campbell, California 95008 on Wednesday, November 7, 2012 at 10:00 a.m., local time. We invite you to attend in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on November 7, 2012

We are providing you access to this proxy statement, the accompanying form of proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2011 both by sending you these proxy materials and by notifying you of the availability of these proxy materials on the Internet. These proxy materials are available on the Internet at http://proxymaterials.graphon.com. These proxy materials were first mailed to our stockholders on or about October 5, 2012.

Voting Information

Record date

The record date for the Annual Meeting is September 14, 2012. You may vote all shares of our common stock that you owned as of the close of business on that date. On September 14, 2012, there were 86,368,602 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

How to vote

You may vote by marking, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided. If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or vote instruction card to determine whether you will be able to vote by telephone or the Internet.

All stockholders as of the close of business on September 14, 2012 can attend the Annual Meeting. You may vote at the Annual Meeting if you are a stockholder of record (your shares are directly registered in your name on our books and not held through a broker, bank or other nominee). In order to vote at the Annual Meeting shares held in “street name,” you must obtain a valid proxy from your broker, bank, or other nominee, and bring it to the meeting. Follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

Revoking your proxy

You can revoke your proxy at any time before your shares are voted at the meeting by (i) sending a written notice of revocation to Robert Dixon, Secretary, GraphOn Corporation, 1901 S. Bascom Avenue, Suite 660, Campbell, CA 95008, (ii) submitting by mail, telephone or the Internet another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. All revocations of your proxy must be received prior to the voting of your shares at the Annual Meeting. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares FOR the director nominees, FOR the adoption of the 2012 Equity Incentive Plan and FOR the ratification of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

Withholding your vote, voting to “abstain” and “broker non-votes”

In the election of the directors, you can withhold your vote for either or both of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but such abstention will have the effect of a vote against the proposal.

A bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on non-routine matters without instructions from the owner of the shares. An election of directors is deemed a non-routine matter; consequently, absent instructions from you, your broker may vote your shares on the adoption of the 2012 Equity Incentive Plan and ratification of the appointment of our independent registered public accounting firm, but may not vote your shares on the election of the directors. A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not counted as a vote cast on any non-routine matter presented at the Annual Meeting.

Votes required to hold the Annual Meeting

The holders of a majority of the total voting power of our common stock, outstanding on September 14, 2012, present, in person or by proxy, shall constitute a quorum for the transaction of any business at the Annual Meeting.

Votes required to elect directors and to adopt other proposals

The directors will be elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of a majority of the voting power of our common stock that is present, in person or by proxy, at the Annual Meeting is required to adopt the 2012 Equity Incentive Plan of the Company and to ratify the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Postponement or adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Cost of Proxy Solicitation

We will pay the expenses of the preparation of our proxy materials and our solicitation of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

Voting Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in a Form 8-K report which we will file with the Securities and Exchange Commission within four business days after the Annual Meeting.

PROPOSAL I

ELECTION OF DIRECTORS

The members of our Board of Directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

•	Class I:	John Cronin and Steven Ledger (two persons; current nominees; terms expire 2012)
•	Class II:	August P. Klein, Michael Brochu and Sam M. Auriemma (three persons; terms expire 2013)
•	Class III:	Gordon M. Watson and Eldad Eilam (two persons; term expires 2014)

Two directors are to be elected at this meeting to serve for a term of three years and until their successors are elected and qualified.

Nominees for Election at the 2012 Annual Meeting (to a three-year term expiring in 2015 – Class I)

The following sets forth information concerning the nominees:

John Cronin, age 57, has served as one of our directors since August 2011. Mr. Cronin is the founder, managing director and chairman of ipCapital Group, Inc., an intellectual property strategy firm, with which we have formed an alliance to deploy a range of strategic invention and intellectual tactics aimed at accelerating the growth and commercialization of our IP portfolio. Prior to founding ipCapital in 1998, Mr. Cronin was an inventor at IBM for 17 years where he patented 100 inventions, published over 150 technical papers and received IBM’s “Most Distinguished Inventor Award.” We believe that Mr. Cronin’s qualifications to serve on our board include his over 30 years’ experience developing and consulting with the development of high-tech intellectual property and his extensive knowledge and understanding of the high-tech industry. Mr. Cronin serves on the board of directors of Document Security Systems and Imageware, each of which is a publicly-held company. Mr. Cronin also serves on the board of Vermont Electric Power Company, Armor Designs, Inc. and Primal Inc., all of which are privately-held. He holds a BS in Electrical Engineering, an MS in Electrical Engineering and a BA in Psychology from the University of Vermont.

Steven Ledger, age 52, has served as one of our directors since August 2011 and was appointed Chairman in January 2012. Mr. Ledger founded and since 2002 has been managing partner of Tamalpais Partners LLC, an investor in, and advisor to, emerging growth companies. Mr. Ledger previously founded, and served from 1999 to 2002 as managing partner of eCompanies Venture Group, where he managed an Internet focused, strategic venture capital fund. Prior to founding eCompanies Venture Group, Mr. Ledger served as managing partner and portfolio manager at San Francisco Investment Group and Kayne Anderson Investment Management.

He began his career at Fidelity Management and Research as an equity research analyst and portfolio manager. We believe that Mr. Ledger’s qualifications to serve on our board include his over 30 years’ experience advising high-tech companies at similar stages in their corporate history as we are, and his financial analysis experience covering a wide array companies. Mr. Ledger also serves on the board of directors of the following public companies: Broadcast International, Inc. and Crossroads Systems, Inc. Mr. Ledger has previously served as a director of Acorn Energy, Inc., a public company. Mr. Ledger is a graduate of the University of Connecticut.

Current Directors Whose Terms Expire in 2013 (Class II)

August P. Klein, age 76, has served as one of our directors since August 1998, and Vice Chairman of the Board since February 2010. In 1995, Mr. Klein founded JSK Corporation, a general contracting firm. Mr. Klein was an initial member of JSK Corporation’s board of directors and served as its initial Chief Executive Officer until his retirement in 1999. Mr. Klein remains a member of JSK Corporation’s board of directors. From 1989 to 1993, Mr. Klein was founder and Chief Executive Officer of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as Chief Executive Officer of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data Products Corporation and President and Chief Executive Officer at Integral Data Systems, a manufacturer of personal computer printers. Mr. Klein spent 25 years with IBM Corporation, rising to a senior executive position as General Manager of the Retail/Distribution Business Unit. Mr. Klein’s more than 30 years’ experience as chief executive and board member of many different companies, including multiple high-tech companies, supports our belief that he is well-qualified to serve as a member of our board. Mr. Klein currently serves as a trustee of the United States Supreme Court Historical Society and as a trustee of the Computer Museum in Boston, Massachusetts. Since March 2011, Mr. Klein has served as a Director of Tagnetics Corporation, a privately-held electronics shelf-tag manufacturer for retailers, and between May 2011 and September 2012 served as their Chief Executive Officer. In September 2012, with the hiring of a new Chief Executive Officer, Mr. Klein was named Vice-Chairman of the Board of Tagnetics Corporation. Mr. Klein has previously served as a director of privately-held QuickSite Corporation. Mr. Klein holds a B.S. in Mathematics from St. Vincent College.

Michael Brochu, age 59, has served as one of our directors since April 2012.  From November 1997 until its acquisition in November 2004 by Art Technology Group, Inc., Mr. Brochu served as the President, Chief Executive Officer and Chairman of the Board of Primus Knowledge Solutions, Inc. Mr. Brochu was a member of the board of directors of Art Technology Group from November 2004 until its acquisition by Oracle Corporation in January 2011. Beginning in December 2003, Mr. Brochu served as a director of Loudeye Corp., and beginning in February 2005, as its President and Chief Executive Officer. In October 2006, Loudeye Corp. was acquired by Nokia Corp. Mr. Brochu left Nokia Corp. in December 2006. From June 2007 until its acquisition in September 2011 by WPP PLC, Mr. Brochu served as President, Chief Executive Officer and a director of Global Market Insite, Inc.  Mr. Brochu’s more than 20 years’ of senior-level experience as a veteran operational executive supports our belief that he is well-qualified to serve as a member of our board.  Mr. Brochu is currently a member of the board of directors for Centro Digital Media, Vines of Mendoza and Zotec Partners (each privately held).  He is also a member of the Operating Committee of BelHealth Investment Partners, a private equity firm specializing in healthcare, and is on the advisory board of Seattle-based venture capital firm Voyager Capital. Mr. Brochu holds a BBA in Finance/Accounting from the University of Texas at El Paso.

Sam M. Auriemma, age 60, has served as one of our directors since July 2012.  From April 2007 until its acquisition in October 2009 by Symphony Technology Group, a private-equity fund, Mr. Auriemma served as Executive Vice President and Chief Financial Officer of MCS Software.  Mr. Auriemma also held executive positions at IBM/FileNet Corporation, Wonderware Corporation, Platinum Technology/Locus Computing Corporation, Distributed Logic Corporation, and Applied Circuit Technology. Mr. Auriemma’s more than 30 years’ of senior-level experience as a veteran financial executive at a variety of technology companies supports our belief that he is well-qualified to serve as a member of our board.  Since the sale of

MCS Software, Mr. Auriemma has served part-time as chairman of the board of trustees of CHOC Children’s Foundation and is a member of the board of trustees at St. Mary’s School.    He is a certified public accountant and holds a BS degree from the University of Southern California.

Current Directors Whose Terms Expire in 2014 (Class III)

Gordon M. Watson, age 76, has served as one of our directors since April 2002. In 1997 Mr. Watson founded Watson Consulting, LLC, a consulting company for early stage technology companies, and has served as its President since its inception. From 1996 to 1997, Mr. Watson served as Western Regional Director, Lotus Consulting of Lotus Development Corporation, a subsidiary of IBM. From 1988 to 1996, Mr. Watson held various positions with Platinum Technology, Incorporated, most recently serving as Vice President Business Development. Earlier positions included: Chief Operating Officer for Local Data, Incorporated; President, Troy Division, Data Card Corporation; and Vice President and General Manager, Minicomputer Division, Computer Automation, Incorporated. Mr. Watson also held various executive and director level positions with TRW, Incorporated, Varian Data Machines, and Computer Usage Company. We believe that Mr. Watsons’s qualifications to serve on our board include his over 30 years’ executive-level experience (full income statement responsibility) at the Chief Operating Officer, Vice President, General Manager, and Division President levels, his extensive knowledge and understanding of the high tech industry, and his over 10 years’ experience serving on the boards of other public and privately-held companies. Mr. Watson holds a Bachelors of Science degree in electrical engineering from the University of California at Los Angeles and has taught at the University of California at Irvine. Mr. Watson also serves on advisory boards for AKiiRA Media Systems, Incorporated, and Sterling Pear, Incorporated. Each of these entities is a privately-held company. Mr. Watson has previously served as a director of DPAC Technologies Corp., a public company, and the following privately-held entities: SoftwarePROSe, Inc., Grapevine Software, PATH Reliability, Inc. and Pound Hill Software. Mr Watson has previously served on the advisory boards for Cluepedia, Inc., and Mobophiles, Inc., each of which are privately-held companies.

Eldad Eilam, age 35, has served as our Chief Executive Officer since August 2012 and our President since January 2012.  Mr. Eilam served as our Interim Chief Executive Officer between March 2012 and August 2012.  Mr. Eilam served as our Chief Operating Officer from January 2012 to August 2012 and as our Chief Technology Officer from July 2011 to January 2012.  Mr. Eilam has been one of our directors since March 2012.  In 2004, Mr. Eilam founded Elgix, Limited, a consulting firm to the high-tech industry. Mr. Eilam served as its initial President until his appointment as our Chief Technology Officer. From July 2006 to March 2009, Mr. Eilam was President of GraphOn Research Labs, Limited, our Israeli subsidiary. From April 2009 to July 2011, in his role as President of Elgix, Limited, Mr. Eilam served as a consultant to the high-tech industry, including as a consultant to us since June 2010. Mr. Eilam is a technology expert in the Windows operating system, mobile user interfaces and advanced software technology development, and is the author of the book “Reversing: Secrets of Reverse Engineering.” We believe that Mr. Eilam’s qualifications to serve on our board include his experience advising high-tech companies at similar stages of development as our company, and his technological expertise in the Windows operating system and mobile user interfaces.

Executive Officers that are not Directors

Christoph Berlin, age 32, has served as our Chief Operating Officer since August 2012.  Mr. Berlin previously served as our vice president of product management and marketing from February 2012 to August 2012.  Prior to joining our company, from April 2009 to January 2012, Mr. Berlin was senior manager of the XenClient partner/product management team at Citrix Systems, where he was responsible for evangelizing and driving client virtualization with key strategic partners. From September 2007 to March 2009, Mr. Berlin was manager of engineering escalations at XenSource prior to its acquisition by Citrix. Prior to XenSource, Mr. Berlin held various positions in networking and security technology companies. Mr. Berlin received a Diplom-Informatiker (equivalent to a Masters in computer science) from FernFachhochschule in Darmstadt, Germany.

Robert Dixon, age 52, has served as our Interim Chief Financial Officer and Secretary since May 2012.  Mr. Dixon served as our Controller between March 2000 and May 2012. Prior to joining our company, from September 1998 to February 2000, Mr. Dixon served as senior internal auditor for Johnson and Johnson, and from April 1996 to September 1998, he served in the consulting division of Moore Stephens, P.C., an international public accounting firm, as supervisor of audit technology. Prior to joining Moore Stephens, Mr. Dixon held various managerial and staff positions with leading companies in the oil and gas and financial services industries, including Hess Corporation and PricewaterhouseCoopers. Since June 2010, Mr. Dixon has served as a Director and Treasurer for Pacific Collegiate School, one of the nation’s top performing public charter high schools. From February 2005 to May 2010, Mr. Dixon served as a Trustee and Treasurer for Santa Cruz Montessori School, a private elementary school. Mr. Dixon is a graduate of the University of New Haven and is a Certified Public Accountant in the State of New Jersey.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee and a Compensation Committee. Our Board has determined not to establish a nominating committee. Nominees for election as directors are selected by our Board.

The current members of our Audit Committee are Sam Auriemma (Chairman), August P. Klein and Steven Ledger. Our Board of Directors has determined that each member of our Audit Committees meets the Nasdaq Marketplace definition of “independent” for audit committee purposes. Our Board of Directors has also determined that Sam Auriemma meets the SEC definition of an “audit committee financial expert.” Information regarding our Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Report of the Audit Committee” below.

The current members of our Compensation Committee are Gordon Watson (Chairman), Michael Brochu and John Cronin. Our Board of Directors has determined that each member of our Compensation Committee meets the Nasdaq Marketplace definition of “independent director” for compensation committee purposes. The Compensation Committee annually reviews and determines both the cash and non-cash components of compensation paid to our directors and executive officers. In years past, the Compensation Committee has utilized information published by independent organizations, such as the American Electronics Association and Culpepper and Associates, for background information as to general compensation levels currently being offered in our industry. Our executive officers do not perform any role in determining or recommending the amount or form of executive or director compensation with the exception of our Chief Executive Officer, who is also a director, having input on compensation for executive officers other than himself. Our Compensation Committee administers our stock-based compensation plans. Our Compensation Committee does not have a charter.

Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any of our officers.

Board Leadership Structure

Until recently, the roles of Chairman and Chief Executive Officer were held by the same individual.  However, effective in the second quarter of 2012, the Chairman of our Board is one of our independent directors.  We believe that having non-executive Chairman acting in a leadership position to direct the meetings and procedures of the Board is beneficial to the Company and its employees.  Mr. Ledger’s deep experience advising companies with histories and financial make-ups similar to ours, and his ability to provide an independent perspective on issues, opportunities and challenges facing our company, makes him best positioned to develop agendas that ensure the Board’s time and attention are focused on matters which are critical to us, and conveys a clear, cohesive message of board independence and leadership to our employees and industry partners. The Board believes that this structure provides an efficient and effective leadership model for our Company, facilitates efficient and open communication between our directors and management team, and helps to involve our other independent board members in Board activities and decision making.

Role of Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board of Directors is formally apprised at least annually of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports.

Meetings of the Board of Directors and Committees

During 2011, there were 12 meetings of our Board of Directors, 4 meetings of our Audit Committee and 7 meetings of our Compensation Committee. Each then director attended, either in person or by electronic means, all of the meetings of our Board of Directors and Board committees on which they served during 2011, with the exception of Steven Ledger, who was excused from one board meeting.

Director Independence

Our Board of Directors has determined that each of our non-employee directors (August P. Klein, Gordon Watson, Steven Ledger, John Cronin, Sam M. Auriemma, and Michael Brochu), who collectively constitute a majority of our Board, meets the general independence criteria set forth in the Nasdaq Marketplace rules. In addition, our Board has made a subjective determination as to each of the foregoing individuals that no relationships exist (including the relationship with ipCapital, or the consulting fee paid to Tamalpais Partners, that are described below under “Related-Party Transactions”) that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Related-Party Transactions

ipCapital Group, Inc.

John Cronin, a member of our board of directors since August 9, 2011, is the founder, managing director and chairman of ipCapital Group, Inc., an intellectual property strategy firm. During 2011 and prior to his appointment as a director, we paid ipCapital approximately $50,000 for services aimed at accelerating the growth and commercialization of our IP portfolio.

On October 11, 2011, we entered into an engagement agreement with ipCapital that affords us the right to request ipCapital to perform up to eleven diverse services, employing its proprietary software and other processes and methodologies, to facilitate our ability to identify and extract from our current intellectual property base new inventions, potential patent applications, and marketing and licensing techniques, among other opportunities. We will decide in our sole discretion how many of these services, the cost for which will range from $5,000 to $60,000 per service, to request. Should we request ipCapital to perform all of these services, the cost to us will, in the aggregate be $440,000, which we expect would be expended over a continuous period of seven to nine months. In addition to these fees, we issued ipCapital a five-year warrant to purchase up to 400,000 shares of our common stock at an initial price of $0.26 per share. The warrant will become exercisable to the extent of 200,000 of these shares in three equal annual installments commencing on October 11, 2012, and to the extent of the remaining 200,000 shares, upon the completion to our satisfaction of all services that we have requested ipCapital to perform on our behalf under the engagement agreement. We believe that these fees, together with the issuance of the warrant, constitute no greater compensation that we would be required to pay to an unaffiliated person for substantially similar services.

On January 30, 2012, the Company entered into a third addendum to the initial engagement agreement with ipCapital to provide additional services related to identifying and extracting additional new inventions, and to draft new invention disclosures, among other opportunities. The Company anticipates that costs for these additional services, if performed, will aggregate between $50,000 and $100,000. Should the Company choose to utilize all of the services contained within the engagement agreement, as amended, the total amount of all services provided under the engagement agreement, as amended, would, in the aggregate, be $540,000, which the Company expects would be expended prior to December 31, 2012.

Tamalpais Partners LLC

Steven Ledger, the Chairman of the Company’s Board of Directors, is the founder and managing partner of Tamalpais Partners LLC, a business consulting firm. On February 1, 2012, the Company entered into a consulting agreement with Tamalpais under which Tamalpais will provide it with advisory services focused on capital and business issues, including assistance on raising capital, mergers, acquisitions, business development and investor relations/positioning. The Company will pay Tamalpais $6,000 per month during the term of this agreement, which runs for one year, beginning February 1, 2012. We believe that these fees, constitute no greater compensation that we would be required to pay to an unaffiliated person for substantially similar services.

Director Nominations and Qualifications for Director Nominee

As noted above, our Board of Directors has no nominating committee. Our Board has determined that given its relatively small size, the function of a nominating committee could be performed by our Board as a whole without unduly burdening the duties and responsibilities of our Board members. The nomination of the directors standing for election at the 2012 Annual Meeting was unanimously approved by our Board of Directors.

Our Board does not have written guidelines regarding the qualifications or diversity of properly submitted stockholder candidates for membership on our Board as well as candidates submitted by current Board members and others. Qualifications for consideration as a new director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. In reviewing nominations, our Board of Directors will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting us, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Nominations and Bylaw Procedures

Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our Bylaws are made available at our website at: www.GraphOn.com. Follow the link to “About GraphOn” to the link for “Corp. Governance” and then “Corporate Bylaws.”

To nominate a person for election to our Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Such notice must also contain information specified in the bylaws as to the director nominee, information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

Deadlines to Submit Nominations

To nominate a person for election to our Board at our annual meeting of stockholders, written notice of a stockholder nomination must be delivered to our Secretary not less than 90 nor more than 120 days prior to the one year anniversary of the date on which we first mailed the proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. This year, our proxy statement is being mailed on or about October 5, 2012; therefore, we must receive any notice of recommendation for next year’s annual meeting between June 7, 2013 and July 7, 2013.

Stockholder nominations must be addressed to Robert Dixon, Secretary, and must be mailed to him at GraphOn Corporation, 1901 S. Bascom Avenue, Suite 660, Campbell, CA 95008, or faxed to him at 1-408-626-9722, with a confirmation copy sent by mail.

Executive Sessions of Independent Directors

The independent members of our Board of Directors meet in executive session, without any employee directors or other members of management in attendance, as circumstances warrant; however, such a meeting is held at least annually. Additionally, if our Board convenes a special meeting, the independent directors may meet in executive session, if the circumstances warrant.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller. Our code of ethics is made available at our website at: www.GraphOn.com. Follow the link to “About GraphOn” to the link for “Corp. Governance” and then “Code of Ethics.”

Stockholder Communication with Board Members

We maintain contact information for stockholders, both telephone and email, on our website (www.graphon.com) under the heading “About GraphOn.” By first clicking on the “About GraphOn” link and then following the “Contact Us” link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor/Public Relations. Communications sent to Investor/Public Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder communication. In addition, communications for our Board received via telephone or mail are forwarded to our Board by one of our employees.

Board Member Attendance at Annual Meetings

Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All of our directors attended our 2011 annual meeting of stockholders.

Board Recommendation

The Board unanimously recommends a vote FOR the election of John Cronin and Steven Ledger (the director nominees) to serve as Class I directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2011 and 2010, respectively, concerning compensation we paid to our Chief Executive Officer and to our Chief Financial Officer. We did not have any other executive officers during 2011 and 2010.

Summary Compensation Table
Name and Principal Position	Year	Salary	Option Awards (1)	All Other Compensation	Total
Robert Dilworth, Chief Executive Officer *	2011 2010	$ 325,774 321,717	$ 58,753 —	$ 63,719 (2) 57,876 (2)	$ 448,246 379,593
Eldad Eilam, Interim Chief Executive Officer and President (3)	2011	121,154	280,000	26,966 (4)	428,120
William Swain, Chief Financial Officer **	2011 2010	166,112 170,489	31,843 —	20,488 (5) 19,866 (5)	218,443 190,355

*	Mr. Dilworth resigned as Chief Executive Officer on April 12, 2012.
**	Mr. Swain resigned as Chief Financial Officer on April 17, 2012.

(1)
Other than amounts attributable to the grant of options pursuant to our 2011 tender offer, the amounts listed in the Option Awards column reflect the aggregate grant date fair value of stock options granted to the named executive officers during the respective year calculated in accordance with FASB ASC Topic 718. The amounts listed in the Option Awards column attributable to the grant of options in our 2011 tender offer reflect the incremental fair value of the stock options granted to the named executive officers pursuant to the 2011 tender offer computed as of the reporting date in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating these amounts for the years indicated are set forth in Note 1 to our consolidated financial statements on our 2011 Form 10-K filed with the Commission on April 16, 2012. The number of options granted for the years indicated is set forth below.

On May 2, 2011, we granted:

•	Mr. Dilworth options to purchase 187,500 shares of common stock at an exercise price of $0.18 per share.

•	Mr. Swain options to purchase 112,500 shares of common stock at an exercise price of $0.18 per share.

On September 8, 2011, we granted Mr. Eilam options to purchase 1,000,000 shares of common stock at an exercise price of $0.28 per share.

On September 14, 2011, we offered our employees and directors an opportunity to voluntarily exchange certain options held by them for new options subject to the conditions described in an Offer to Exchange.

On October 12, 2011:

•
Mr. Dilworth exchanged options to purchase 725,000 shares of common stock at exercise prices between $0.25 and $0.43 per share for new options to purchase 725,000 shares of common stock at an exercise price of $0.202 per share.

•
Mr. Swain exchanged options to purchase 615,000 shares of common stock at exercise prices between $0.34 and $0.43 per share for new options to purchase 615,000 shares of common stock at an exercise price of $0.202 per share.

See “—Oustanding Equity Awards at Fiscal Year-End,” in our 2011 Form 10-K filed with the Commission on April 16, 2012 for a discussion of the vesting and exercisability terms of these options.

See Note 7 to our consolidated financial statements in our 2011 Form 10-K filed with the Commission on April 16, 2012 for further information regarding this tender offer.

No options were granted to our executive officers in 2010.

(2)
Represents group life insurance premiums ($6,181 in 2011 and $3,810 in 2010); our payment of commuting expenses ($36,475 in 2011 and $27,422 in 2010); our payment of travel expenses of Mr. Dilworth’s wife ($15,036 in 2011 and $12,775 in 2010); the incremental cost of a house located near our offices in New Hampshire, which house was rented by Mr. Dilworth ($4,105 in 2011 and $12,383 in 2010); and miscellaneous personal benefits ($1,922 in 2011 and $1,486 in 2010). The incremental cost represents for each of 2011 and 2010 the aggregate cost of maintaining the house in New Hampshire (rent, utilities, etc.) less the estimated cost we would have incurred had Mr. Dilworth stayed in a hotel near our offices during the days he was in New Hampshire.

(3)
Mr. Eilam has served as our Chief Executive Officer in August 2012 and as our President since January 2012.  Mr. Eilam was our Acting Chief Executive Officer between March 2012 and August 2012 when he was appointed Interim Chief Executive Officer.  Mr. Eilam served as our Chief Operating Officer from January 2012 to April 2012 and as our Chief Technology Officer from July 2011 to January 2012. Prior to being appointed Chief Technology Officer, Mr. Eilam was not an employee of our Company but provided services to our Company as an independent consultant for which services he was paid $157,672 and $65,610 during 2011 and 2010, respectively.

(4)	Represents group life insurance premiums ($111) and our payment of Mr. Eilam’s relocation expenses ($26,855) from Israel to California.

(5)
Represents group life insurance premiums ($6,238 in 2011 and $6,428 in 2010); our contribution to the 401(k) Plan ($2,000 in each of 2011 and 2010); and our payment of commuting expenses ($12,250 in 2011 and $11,438 in 2010).

Mr. Eilam, whom we employ on an at-will basis, is eligible for a performance-based bonus of up to $50,000 annually, based upon mutually agreed upon goals and objectives. We also agreed to pay the costs of Mr. Eilam’s relocation from Israel to California, which were $26,855 in 2011 and $3,700 in 2012. However, under certain conditions, if Mr. Eilam leaves our employ prior to December 31, 2012, he is obligated to reimburse such relocation costs to us.

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards At Fiscal Year-End
Option Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Robert Dilworth, Chief Executive Officer*	40,000 (2)	$ 0.180	05/05/13
	125,000 (2)	$ 0.210	01/26/16
	125,000 (2)	$ 0.165	01/15/17
	125,000 (2)	$ 0.050	01/02/19
	187,500 (2)	$ 0.180	05/02/21
	725,000 (3)	$ 0.202	10/12/21
Eldad Eilam, Chief Executive Officer and President	1,000,000 (2)	$ 0.280	09/08/21
William Swain, Chief Financial Officer**	40,000 (2)	$ 0.180	05/05/13
	75,000 (2)	$ 0.210	01/26/16
	75,000 (2)	$ 0.165	01/15/17
	75,000 (2)	$ 0.050	01/02/19
	112,500 (2)	$ 0.180	05/02/21
	615,000 (3)	$ 0.202	10/12/21

*	Mr. Dilworth resigned as Chief Executive Officer on April 12, 2012.
**	Mr. Swain resigned as Chief Financial Officer on April 17, 2012.

(1)  As of December 31, 2011.
(2)
All such options were immediately exercisable upon grant and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date. For Mr. Dilworth, the options identified in this table were, or will be, fully vested on the following dates: May 5, 2006, January 26, 2009, January 15, 2010, January 2, 2012 and May 2, 2014, respectively. For Mr. Swain, the options identified in this table were, or will be, fully vested on the following dates: May 5, 2006, January 26, 2009, January 15, 2010, January 2, 2012, and May 2, 2014, respectively. For Mr. Eilam, the options identified in this table will be fully vested on September 8, 2014. If Messrs. Dilworth’s, Swain’s or Eilam’s employment ceases prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.  However, no such shares were repurchased by the Company following Mr. Swain’s and Mr. Dilworth’s resignation.

(3)
Mr. Dilworth and Mr. Swain voluntarily surrendered, on October 12, 2011, 725,000 and 615,000 out-of-the-money options, respectively, in conjunction with participation in a voluntary stock option exchange program. New option grants equal to the number of options cancelled were made on October 12, 2011. All such new option grants will vest in twenty-four equal monthly installments beginning in the first month after grant and will be fully vested on October 12, 2013.

Compensation of Directors

During the years ended December 31, 2011 and 2010, our non-employee directors were eligible to be compensated at the rate of $1,000 for attendance at each meeting of our Board, $500 if their attendance was via telephone, $500 for attendance at each meeting of a Board committee, and a $1,500 quarterly retainer. Additionally, non-employee directors are granted stock options periodically, typically on a yearly basis.

Director Compensation
Name	Year	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Steven Ledger	2011	$ 7,500	$ 80,000	$ —	$ 87,500
	2010	—	—	—	—

John Cronin	2011	8,000	80,000	—	88,000
	2010	—	—	—	—

August Klein	2011	24,500	51,011	—	75,511
	2010	25,000	—	—	25,000

Gordon Watson	2011	24,500	50,517	—	75,017
	2010	25,000	—	—	25,000

(1)
Other than amounts attributable to the grant of options pursuant to our 2011 tender offer, the amounts listed in the Option Awards column reflect the aggregate grant date fair value of stock options granted to the named director during 2011 calculated in accordance with FASB ASC Topic 718. The amounts listed in the Option Awards column attributable to the grant of options in our 2011 tender offer reflect the incremental fair value of the stock options granted to the named directors pursuant to the 2011 tender offer computed as of the reporting date in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating these amounts are set forth in Note 1 to our consolidated financial statements our 2011 Form 10-K filed with the Commission on April 16, 2012. The number of options granted for each director is set forth below.

•	On May 2, 2011, we granted to each of Messrs. Klein and Watson options to purchase 112,500 shares of common stock at an exercise price of $0.18 per share.

•	On August 9, 2011, we granted to each of Messrs. Ledger and Cronin options to purchase 400,000 shares of common stock at an exercise price of $0.15 per share.

•	On October 5, 2011, we granted to each of Messrs. Klein and Watson options to purchase 100,000 shares of common stock at an exercise price of $0.23 per share.

On September 14, 2011, we offered our employees and directors an opportunity to voluntarily exchange certain options held by them for new options subject to the conditions described in an Offer to Exchange. On October 12, 2011:

•
Mr. Klein exchanged options to purchase 297,500 shares of common stock at exercise prices between $0.38 and $0.56 per share for new options to purchase 297,500 shares of common stock at an exercise price of $0.202 per share.

•
Mr. Watson exchanged options to purchase 350,000 shares of common stock at exercise prices between $0.21 and $0.56 per share for new options to purchase 350,000 shares of common stock at an exercise price of $0.202 per share.

See Note 7 to our consolidated financial statements in our 2011 Form 10-K filed with the Commission on April 16, 2012 for further information regarding this tender offer.

All of the options granted to Messrs. Ledger and Cronin in 2011 were immediately exercisable upon their grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their grant date.

All of the options granted to Messrs. Klein and Watson in 2011 were immediately exercisable upon their respective grants dates. The options granted to Messrs. Klein and Watson on May 2, 2011 and October 5, 2011 will each vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date.  The options granted to Messrs. Klein and Watson on October 12, 2011 will each vest in twenty-four equal monthly installments beginning in the first month after their respective grant dates.

Should any director’s service cease prior to full vesting of his options, we have the right to repurchase any shares issued upon exercise of options not vested.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2011, the Compensation Committee was comprised of Gordon Watson and August Klein, each of whom is a non-employee director. August Klein was the committee chairman.

REPORT OF AUDIT COMMITTEE

The functions of our Audit Committee are focused on three areas:

•	the adequacy of the internal controls and financial reporting process of GraphOn Corporation (the “Company”) and the reliability of its consolidated financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; and

•	the Company’s compliance with legal and regulatory requirements.

We operate under a written charter which has been approved by the Board of Directors. The Company has made the Audit Committee charter available on its website at www.GraphOn.com under the heading “Audit Committee Charter” found under “About GraphOn - Corp. Governance.”

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least annually) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of whom has unrestricted access to us. We also appoint the independent registered public accounting firm and review their performance and independence from management. In addition, we review the Company’s financing plans.

Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we held 4 meetings during 2011. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2011, Macias Gini & O’Connell LLP (“MGO”). We discussed with MGO the overall scope and plans for their audit. We also met with MGO, with and without management present, to discuss the results of their audit and quarterly reviews and the Company’s internal controls. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2011 with management and MGO.

We also discussed with MGO matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from MGO required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with MGO their independence from the Company. When considering MGO’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to MGO for audit and non-audit services (primarily tax services).

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

The Members of the Audit committee as of the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2011 were August P. Klein and Steven Ledger; Mr. Auriemma joined the Audit Committee on August 15, 2012, Mr. Ledger joined the Audit Committee on August 6, 2011, and Mr. Klein joined the Audit Committee prior to January 1, 2011.

Dated: September 28, 2012                                                  Members of the Audit Committee

Sam M. Auriemma
August P. Klein
Steven Ledger

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of September 15, 2012, with respect to the beneficial ownership of shares of our common stock held by:  (i) each director; (ii) each person known by us to beneficially own 5% or more of our common stock; (iii) each executive officer named in the summary compensation table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each of the following stockholders is c/o GraphOn Corporation, 1901 S. Bascom Avenue, Suite 660, Campbell, CA 95008.
Name and Address	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percent of Class (%)
Eldad Eilam (3)	3,200,000	3.7
Christoph Berlin (4)	2,110,000	2.4
Robert Dixon (5)	1,000,000	1.2
Sam Auriemma (6)	700,000	0.8
Michael Brochu (7)	700,000	0.8
John Cronin (8)	400,000	0.5
August P. Klein (9)	1,025,760	1.2
Steven Ledger (10)	2,275,000	2.6
Gordon Watson (11)	934,800	1.1
AIGH Investment Partners, LLC (12) 6006 Berkeley Avenue Baltimore, MD 21209	6,080,278	7.0
Austin Marxe and David Greenhouse (13) 527 Madison Avenue, Suite 2600 New York, NY 10022	8,250,000	9.3
David R. Wilmerding, III (14) 2 Hamill Road, Suite 272 Baltimore, MD 21117	7,500,000	8.4
Jon C. Baker Family LLC (15) 101 St. Johns Road Baltimore, MD 21210	7,500,000	8.4
All current executive officers and directors as a group (9 persons)(16)	12,345,560	13.4

(1)
As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security.  Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock.  With respect to each stockholder, any shares issuable upon exercise of options and/or warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of September 15, 2012 are deemed outstanding for computing the percentage of the person holding such options and/or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage ownership of our common stock is based on 86,368,602 shares of common stock outstanding as of September 15, 2012.

(3)	Includes 1,000,000 shares of common stock issuable upon the exercise of outstanding options.
(4)	Includes 1,760,000 shares of common stock issuable upon the exercise of outstanding options.
(5)	Includes 585,000 shares of common stock issuable upon the exercise of outstanding options.
(6)	Includes 700,000 shares of common stock issuable upon the exercise of outstanding options.
(7)	Includes 700,000 shares of common stock issuable upon the exercise of outstanding options.
(8)	Includes 400,000 shares of common stock issuable upon the exercise of outstanding options.
(9)	Includes 775,000 shares of common stock issuable upon the exercise of outstanding options.
(10)
Includes 400,000 shares of common stock issuable upon the exercise of outstanding options. Also includes 1,250,000 shares of common stock and 625,000 shares of common stock issuable upon the exercise of outstanding warrants held by Tamalpais Master Fund Ltd. Mr. Ledger has sole voting and dispositive power with respect to the shares held by Tamalpais Master Fund.

(11)	Includes 792,500 shares of common stock issuable upon the exercise of outstanding options.
(12)
Based on information contained in a Schedule 13G/A filed by AIGH Investment Partners, LLC on March 3, 2008, and information known to us. Orin Hirschman is the managing member of AIGH Investment Partners, LLC.

(13)
Includes 2,750,000 shares of common stock issuable upon the exercise of outstanding warrants. Pursuant to information provided to us by representatives of the beneficial owners, Austin Marxe and David Greenhouse have shared voting and dispositive power over shares held by Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P.

(14)	Includes 2,500,000 shares of common stock issuable upon the exercise of outstanding warrants
(15)
Includes 2,500,000 shares of common stock issuable upon the exercise of outstanding warrants. Pursuant to information provided to us by representatives of the beneficial owner, Jon C. Baker has sole voting and dispositive power over such shares.

(16)	Includes 5,702,500 shares of common stock issuable upon the exercise of outstanding options and 625,000 shares of common stock issuable upon the exercise of outstanding warrants.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports filed with the SEC and submitted to us and on written representations by our directors, executive officers and beneficial owners of more than 10% of our common stock, we believe that all required reports were filed on a timely basis during fiscal 2011 except: Robert Dilworth filed a Form 4 on March 18, 2011 reporting a transaction on March 11, 2011; each of Mr. Dilworth, William Swain, Gordon Watson, and August Klein filed a Form 4 on May 16, 2011 reporting a transaction on May 2, 2011; Steven Ledger filed a Form 4 on August 16, 2011 reporting a transaction on August 9,2011; John Cronin filed a Form 3 on September 12, 2011 reporting his appointment as a director of the Company on August 9, 2011, and filed a Form 4 on September 12, 2011 reporting a transaction on August 9, 2011; and Eldad Eilam filed a Form 3 on September 12, 2011 reporting his appointment as an executive officer of the Company on August 9, 2011.

PROPOSAL II

APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

Overview

On September 28, 2012, the Board of Directors adopted the 2012 Equity Incentive Plan (the “2012 Plan”) and now seeks shareholder approval of the 2012 Plan at the Annual Meeting. A key objective of the 2012 Plan is to provide more flexibility in the types of equity incentives that may be offered to employees and non-employee Directors and to ensure that certain types of awards, when properly structured, are treated as “performance-based” compensation under Internal Revenue Code Section 162(m). Shareholder approval is being sought solely for purposes of Section 162(m) and the 2012 Plan and all awards thereunder shall remain valid whether or not such approval is obtained. The Company’s 2005 and 2008 Equity Incentive Plans (the “2005 and 2008 Plans”) provides for grants of options and restricted stock.  Other forms of equity incentives may be more advantageous to the Company and our shareholders and help our Company to be competitive in its efforts to attract, motivate and retain key talent. The 2012 Plan provides for several different types of equity awards in addition to stock options and restricted stock awards. The 2012 Plan is in substantially the form of Exhibit A.

The Board believes the 2012 Plan is necessary to give the Company flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to the Company’s success, and (iv) align the interests of plan participants with those of the Company’s shareholders. In addition, the Board believes a robust equity compensation program is necessary to provide the Company with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow our business.  In addition, the 2012 Plan provides the Board with the ability to grant stock options and other performance-based awards that are not subject to the $1 million deductible that applies to certain non-performance based compensation.  The Board did not have that ability under the 2005 and 2008 Plans.

The 2012 Plan reserves 5,700,000 shares for issuance plus the shares available for grant under the 2008 Equity Incentive Plan (1,780,493 as of August 15, 2012), plus the shares available for issuance under the 2005 Equity Incentive Plan (1,337,500 as of August 15, 2012) for an aggregate of 8,817,993 shares available for grant under the 2012 Plan.  No further grants will be made under the 2005 and 2008 Plans, but shares may continue to be issued under such plans pursuant to grants previously made.  The 8,817,993 shares reserved for issuance will serve as the underlying value for all equity awards under the 2012 Plan.

Summary of the 2012 Equity Incentive Plan

Background

Key employees of the Company currently have an opportunity to participate in the Company’s 2008 Equity Incentive Plan established in November 2008 and the Company’s 2005 Equity Incentive Plan established in December 2005 and approved by our shareholders on December 22, 2005. Options and restricted stock may be granted under the 2005 and 2008 Plans.  Prior to the 2005 Plan, equity awards were granted pursuant to the 1998 Stock Option/ Stock Issuance Plan and the 1996 Stock Option Plan, and other plans which allowed for incentive and nonqualified stock options.

The 2012 Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (sometimes referred to individually or collectively as “Awards”) to non-employee directors, employees and consultants of the Company and its subsidiaries. Stock options may be either “incentive stock options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options (“NQSOs”) or a combination thereof.

Plan Administration; Amendment and Termination

The Board, and/or one or more Committees, (“Administrator”) shall administer the 2012 Plan in accordance with applicable law. The Administrator may, amend, suspend or terminate any portion of the 2012 Plan for any reason, but must obtain the consent of affected Plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. The 2012 Plan terminates in 2022. However, such termination will not affect Awards granted under the 2012 Plan prior to termination.

Reversion of Shares to the Plan

If any Award made under the 2012 Plan expires, or is forfeited or cancelled, the shares underlying such Awards shall become available for future Awards under the 2012 Plan.  In addition, any shares underlying an Award that are not issued upon the exercise or vesting of such Award shall become available for future Awards under the 2012 Plan (e.g., the exercise of a Stock Appreciation Right with the net gain settled in shares and the “net-share issuance” of an Award).

Eligibility for Awards

Employees, consultants and non-employee directors of the Company or its subsidiaries may be granted Awards under the 2012 Plan. The Administrator determines which individuals will receive Awards, as well as the number and composition of each Award. Awards under the 2012 Plan may consist of a single type or any combination of the types of Awards permissible under the 2012 Plan as determined by the Administrator (or by the full Board in the case of Awards to non-employee directors). These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to the Company’s success, and other factors.

Exercise Price Limitations

The Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted in accordance with the terms of the 2012 Plan. The exercise price for shares under an ISO may not be less than 100% of fair market value on the date the Award is granted under Code Section 422. Similarly, under the terms of the 2012 Plan, the exercise price for SARs and NQSOs may not be less than 100% of fair market value on the date of grant. There is no minimum exercise price prescribed for restricted stock and restricted stock units awarded under the 2012 Plan.

Individual Grant Limits

No participant may be granted Awards in any one year to purchase more than an aggregate 2,000,000 shares. Such limitation is subject to proportional adjustment in connection with any change in the Company’s capitalization as described in the 2012 Plan.

Award Exercise; Payment of Exercise Price

The Administrator will determine when Awards become exercisable. However, no Award may have a term longer than 10 years from the date of grant, and no Award may be exercised after expiration of its term provided, however, that if an Incentive Stock Option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its subsidiaries, the Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date. In its sole and absolute discretion, the Administrator will set the vesting provisions for the exercisability of each Award, which may include any combination of time-based or performance-based vesting conditions.  The Administrator, in its discretion, may at any time accelerate the vesting of an Award.  Payment for any shares issued upon exercise of an Award shall be specified in each participant’s award agreement, and may be made by cash, check or other means specified in the 2012 Plan.

Tax Withholding

The Company shall have the right to deduct or withhold or require a participant to remit to the Company an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

Effect of Termination, Death, or Disability

If a participant’s employment or consulting arrangement terminates for any reason, vesting of ISOs, NQSOs and SARs generally will cease as of the effective termination date. Participants generally have three months from their termination date to exercise vested unexercised options and SARs before they expire. Longer post-termination exercise periods apply in the event the termination of employment or cessation of service results from death or disability in the case of nonqualified stock options and stock appreciation rights. If a participant is dismissed for cause, the right to exercise shall generally terminate five business days following written notice from the Company.

Non-Transferability of Awards

Unless otherwise determined by the Administrator, Awards granted under the 2012 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.

Stock Appreciation Rights

Under the 2012 Plan, SARs may be settled in shares or cash and must be granted with an exercise price not less than 100% of fair market value on the date of grant. Upon exercise of a SAR, a participant is entitled to receive cash or a number of shares equivalent in value to the difference between the fair market value on the exercise date and the exercise price of the SAR. For example, assume a participant is granted 100 SARs with an exercise price of $10 and assume the SARs are later exercised when the fair market value of the underlying shares is $20 per share. At exercise, the Participant is entitled to receive 50 shares [(($20-$10) x 100) / $20], or $1,000 in cash (50 x $20).

Restricted Stock

The 2012 Plan also permits the Company to grant restricted stock. The Administrator has discretion to establish periods of restriction during which shares awarded remain subject to forfeiture or the Company’s right to repurchase if the participant’s employment terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Administrator in its discretion. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares.

Restricted Stock Units

The 2012 Plan also permits the Company to grant restricted stock units that are payable in Company shares or in cash upon satisfaction of vesting conditions. Each restricted stock unit is equivalent in value to one share of the Company’s common stock. Depending on the number of restricted stock units that become vested at the end of the vesting period, the equivalent number of shares are payable to the participant, or the equivalent value in cash.

Performance-Base Awards

The 2012 Plan provides for both time-base or performance-based awards.  For performance-based awards, the performance goals may be based on the Company’s performance or in comparison with peer group performance objectives as determined by the Administrator.  The 2012 Plan is designed to permit the Company to pay compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

Changes in Capitalization; Change of Control

The 2012 Plan provides for exercise price and quantity adjustments if the Company declares a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if the Company merges with another entity that does not either assume the outstanding Awards or substitute equivalent Awards.

U.S. Federal Income Tax Consequences

Option Grants

Options granted under the 2012 Plan may be either ISOs, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code (IRC), or NQSOs, which are not intended to meet those requirements. The federal income tax treatment for NQSOs and ISOs are summarized below.

Non-Qualified Stock Options

No taxable income is recognized by a participant upon the grant of an NQSO. Generally, the participant will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the difference between the fair market value of the purchased shares on the exercise date compared to the grant date fair market value. The Company and the participant are required to satisfy the tax withholding requirements applicable to that income, unless the participant is a non-employee Director or consultant, in which case tax withholding is not required. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised NQSOs.

Incentive Stock Options

No taxable income is recognized by a participant upon the grant of an ISO. Generally, the participant will not recognize ordinary income in the year in which the option is exercised, although the participant’s gain from exercise may be subject to alternative minimum tax. If the participant sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, gain on that premature, “disqualifying” disposition will be treated as ordinary income to the extent of the lesser of: (1) the fair market value of the stock on the date of exercise minus the grant price, or (2) the amount realized on the disposition minus the grant price. The Company will be entitled to an income tax deduction that equals the amount of the participant’s compensatory ordinary income. If the participant does not make a disqualifying disposition, then the Company will not be entitled to a tax deduction.

Stock Appreciation Rights

No taxable income is recognized by a participant upon the grant of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised. The amount of ordinary income will be fair market value of the shares received or the cash payment. The Company and the participant are required to satisfy the applicable tax withholding requirements, unless the participant is a non-employee Director, where in such case tax withholding is not required. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised SARs.

Restricted Shares Plan

The tax principles applicable to the issuance of restricted shares under the 2012 Plan will be substantially the same as those summarized above for the exercise of non-qualified stock options in that they are both governed by Section 83 of the IRC Code. Generally, when the restriction lapses, the participant will have ordinary income equal to the difference between the fair market value of the shares on the vesting date and any amount paid for the shares. Alternatively, at the time of the grant, the participant may elect under Section 83(b) of the Code to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value of the granted shares on the grant date and any amount paid for the shares. If the IRC Section 83(b) election is made, the participant will not recognize any additional compensation income when the restriction lapses, but may have capital gain income or loss upon sale of the shares. The Company will be entitled to an income tax deduction equal to the ordinary income recognized by the participant in the year in which the participant recognizes such income.

Restricted Stock Units

Generally, a plan participant who is granted Restricted Stock Units will recognize ordinary income in the year payment occurs. The income recognized will generally be equal to the fair market value of the shares received or to the cash payment. The Company will generally be entitled to an income tax deduction equal to the income recognized by the participant on the payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of Executive Compensation

The Company intends that any compensation deemed paid by the Company in connection with the exercise of both ISOs and NQSOs granted with exercise prices equal to the fair market value of the shares on grant date will qualify as performance-based compensation not subject to IRC Section 162(m) $1 million limitation per covered individual on the deductibility of compensation paid to certain executive officers of the Company. A number of requirements must be met in order for particular compensation to so qualify, so there can be no assurance that such compensation under the Plan will be fully deductible in all circumstances.

Equity Compensation Plan Table

The following table provides information as of December 31, 2011 with respect to shares of Company common stock that may be issued under our existing equity compensation plans, including the 2008 Plan and the 2005 Plan.

The table does not include the shares of common stock proposed to be authorized under the 2012 Plan, for which shareholder approval is currently being sought.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
1998 Stock Option / Stock Issuance Plan	432,500	$0.16	—
2005 Equity Incentive Plan	1,705,000	$0.19	1,115,000
Equity compensation plans not approved by security holders
2008 Equity Incentive Plan (1)	9,469,194	$0.18	4,705,505
Supplemental Stock Option Plan (2)	30,000	$0.39	—
Total	11,636,694	$0.18	5,820,505

(1)
On November 19, 2008 our board of directors approved the 2008 Plan pursuant to which options or restricted stock may be granted to officers and other employees, non-employee directors and independent consultants and advisors who render services to the Company. The 2008 Plan was originally authorized to issue options or restricted stock for up to 3,000,000 shares of common stock. Under the 2008 Plan the exercise price of options granted is to be no less than 100% of the fair market value of the Company’s common stock on the date the option is granted.  The purchase price of performance-vested stock issued under the 2008 Plan shall also not be less than 100% of the fair market value of the Company’s common stock on the date the performance-vested stock is granted.  In the case of a restricted stock award, the entire number of shares subject to such award would be issued at the time of the grant and subject to vesting provisions based on time or performance conditions specified by our board of directors or an authorized committee of the board.  For awards based on time, should the grantee’s service to us end before full vesting occurred, all unvested shares would be forfeited and returned to us. In the case of awards granted with vesting provisions based on specific performance conditions, if those conditions are not met, then all shares would be forfeited and returned to us. Until forfeited, all shares issued under a performance vested stock award would be considered outstanding for dividend, voting and other purposes.  All options granted under the 2008 Plan are immediately exercisable by the optionee; however, there is a vesting period for the options.  The options vest, ratably, over a 33-month period, however no options vest until after three months from the date of the option grant.  The exercise price is immediately due upon exercise of the option.  Under the terms of the 2008 Plan, the exercise price of all options issued under the 2008 Plan would be equal to the fair market value of our common stock on the date of the grant.  Shares issued upon exercise of options are subject to our repurchase, which right lapses as the shares vest. The 2008 Plan will terminate no later than November 19, 2018.  As of December 31, 2011, options to purchase 9,469,194 shares were outstanding under the 2008 Plan, no restricted shares had been awarded, options to purchase 263,634 shares had been exercised, and 4,705,505 shares remained available for issuance.

(2)
The supplemental stock option plan was approved by our board of directors in May 2000 and expired on April 30, 2010; thus, no options can be granted from this plan. Options were restricted to employees who were neither officers nor directors at the grant date. As of December 31, 2011, options to purchase 30,000 shares of common stock were outstanding.

Shareholder Approval

The Company is seeking shareholder approval of the 2012 Plan, including the shares reserved under the 2012 Plan. The Board believes that it is in the best interest of the Company to have a comprehensive equity incentive program. The 2012 Plan provides a meaningful opportunity for officers, directors, employees, consultants and other independent contractors to acquire a proprietary interest in the Company, thereby encouraging those individuals to remain in the Company’s service and more closely align their interests with those of the shareholders, and at the same time provide the Company with the flexibility to manage shareholder dilution. A copy of the 2012 Plan is attached hereto as Exhibit A.

Required Vote

The Company must receive the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting to approve this proposal. If you are present in person or represented by proxy at the meeting and abstain from voting on this proposal, it has the same effect as if you voted “AGAINST” the proposal.

Board recommendation

The Board unanimously recommends a vote FOR the adoption of the
2012 Equity Incentive Plan.

PROPOSAL III

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Macias Gini & O’Connell LLP to audit our accounts for the fiscal year ending December 31, 2012. Such firm, which has served as our independent registered public accounting firm since February 9, 2005, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our company.

A proposal will be presented at the annual meeting to ratify the audit committee’s appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm. Although stockholder ratification of the audit committee’s action in this respect is not required, our Board of Directors considers it desirable for stockholders to pass upon such appointment.

A representative of Macias Gini & O’Connell LLP is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

Fees for professional services provided by Macias Gini & O’Connell LLP for the years ended December 31, 2011 and 2010 were as follows:

Category	2011	2010
Audit fees	$160,400	$142,600
Audit – related fees	—	—
Tax fees	15,000	14,000
All Other fees	—	—
Totals	$175,400	$156,600

Audit fees include fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the Securities and Exchange Commission.  Audit-related fees include consultations regarding revenue recognition and new accounting pronouncements as they related to the financial reporting of certain transactions.  Tax fees included tax compliance and tax consultations.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.

Board Recommendation

The Board unanimously recommends a vote FOR ratification of the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are GraphOn stockholders will be “householding” our proxy materials. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Robert Dixon, our Secretary, at our address or contact Robert Dixon at (800) 472-7466.

Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker.

2013 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2013 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal offices not later than June 7, 2013. Such proposals should be submitted, in writing, to GraphOn Corporation, Attn: Robert Dixon, Secretary, 1901 S. Bascom Avenue, Suite 660, Campbell, CA 95008.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such annual meeting of stockholders, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the Annual Meeting.

ACCOMPANYING INFORMATION

Accompanying this proxy statement is a copy of our annual report to stockholders on Form 10-K, for our fiscal year ended December 31, 2011. Such annual report includes our audited consolidated financial statements for the two fiscal years ended December 31, 2011. No part of such annual report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

By Order of the Board of Directors,

/s/ Eldad Eilam

Eldad Eilam
President and Chief Executive Officer
Campbell, California
October 5, 2012

EXHIBIT A

2012 EQUITY INCENTIVE PLAN OF
GRAPHON CORPORATION
a Delaware corporation
(Effective August 15, 2012)

GraphOn Corporation hereby adopts in its entirety the GraphOn Corporation 2012 Equity Incentive (“Plan”), on September 28, 2012 (“Plan Adoption Date”) to become effective as of August 15, 2012 (“Plan Effective Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1
BACKGROUND AND PURPOSE

1.1 Background  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, and Restricted Stock Units.

1.2 Purpose of the Plan  The Plan is intended to attract, motivate and retain the following individuals:  (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate and (c) consultants who provide significant services to the Company or its Affiliates.  The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2 “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Restricted Stock Units.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cause” means any one of the following:  (a) conviction of any felony or of a misdemeanor involving fraud, dishonesty or moral turpitude, (b) the loss of any professional license that is required for performance of Participant’s duties at the Company (or at any Affiliate), or entry of an order or judgment by a tribunal or agency which has the effect of prohibiting Participant from performing his or her duties at the Company (or at any Affiliate), (c) violation of any law or significant policy of the Company committed in connection with the performance of Participant’s duties, or violation of any other policy of the Company that would constitute grounds for immediate dismissal in accordance with the terms of such policy, regardless of whether within or outside the scope of Participant’s authority at the Company, (d) willful or intentional misconduct, recklessness or gross negligence in the performance of Participant’s duties, regardless of whether within or outside the scope of Participant’s authority at the Company, (e) failure or refusal to comply with a specific direction of the person or persons Participant reports to at the Company provided that to the extent such failure or refusal is susceptible to cure, it is not cured to the best of Participant’s ability within five (5) business days after the delivery of written notice of such failure or refusal to Participant, and (f) any action or inaction by Participant which results in a material loss, damage or injury to the Company.

2.9 “Change in Control” means the occurrence of any of the following:

(a)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(b)           The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act).

2.10 “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.11 “Committee” means any committee appointed by the Board of Directors to administer the Plan.

2.12 “Company” means GraphOn Corporation, or any successor thereto.

2.13 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.14 “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated.  “Continuous Status” shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor.  A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company.  For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.  In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant's Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.17 “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.19 “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:   (a) if such Common Stock is publicly traded and is then listed on a national securities exchange (including, for all uses of this term, NASDAQ), its official closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed; provided, however, if no sale takes place on the date of determination then the Fair Market Value will be the last sale price on such national securities exchange on the last trading day prior to the determination date on which a sale was recorded; (b) if such Common Stock is quoted on the Over-the-Counter Bulletin Board, its last sale price on the Over-the-Counter Bulletin Board on the date of determination, provided, however, if no sale takes place on the date of determination then the Fair Market Value will be the last sale price on the Over-the-Counter Bulletin Board on the last trading day prior to the determination date on which a sale was recorded; or (c)  if clauses (a) and (b) do not apply, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

2.20  “Fiscal Year” means a fiscal year of the Company.

2.21  “Grant Date” means the date the Administrator approves the Award.

2.22 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.23 “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the principal national securities exchange on which the Common Stock is listed or, if there be none, the rules of any national securities exchange, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.24  “NASDAQ” means The NASDAQ Stock Market, LLC.

2.25 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.26 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.27 “Old Plans” means the Company’s 2005 Equity Incentive Plan and the 2008 Equity Incentive Plan.

2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29 “Participant” means an Employee, Nonemployee Director or Consultant who has an outstanding Award.

2.30 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture.  As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.31 “Plan” means this GraphOn Corporation 2012 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.32 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.  An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation.  Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement.  Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals.  If employment or service is terminated prior to vesting, the unvested restricted stock revert back to the Company.

2.33 “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8.  An Award of Restricted Stock Units constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement.  Each Restricted Stock Unit represents the right to receive one Share or the equivalent value in cash.

2.34  “Rule 16b-3” means a person promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.35 “SEC” means the U.S. Securities and Exchange Commission.

2.36 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.37  “Shares” means shares of common stock of the Company.

2.38 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price.  Both the number of SARs and the Exercise Price are determined on the Grant Date.  For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the net gain will be settled in Shares.  Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share.  Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.39 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3
ADMINISTRATION

3.1 The Administrator.  The Plan shall be administered by Administrator; provided, however, in the case of any Section 16 Person, the Plan shall be administered by a Committee consisting of two or more Independent Directors.

3.2 Authority of the Administrator.  It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law.  The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to determine the following: (a) which Employees, Nonemployee Directors and Consultants shall be granted Awards; (b) the terms, conditions and the amendment of Awards, including the express power to amend an Award to include a provision to reduce the Exercise Price of any outstanding Option or other Award after the Grant Date, or to cancel an outstanding Option or other Award in exchange for the grant of a new Option or other Award with an exercise price equal to the Fair Market Value on the Grant Date, (c) interpretation of the Plan, (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpretation, amendment or revocation of any such rules.

3.3 Delegation by the Administrator.  The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, in the case where the Company is listed on an established stock exchange or quotation system, the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding.  All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares.  Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be Five Million Seven Hundred Thousand (5,700,000), plus the number of shares available for grant under the Old Plans (not to exceed 3,117,993) as of the Plan Adoption Date.  As of the Plan Adoption Date, no further grants shall be made under the Old Plans, but all outstanding grants thereunder shall remain valid and binding. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2 Lapsed Awards.  If any Award made under the Plan expires, or is forfeited or cancelled, the Shares underlying such Awards shall become available for future Awards under the Plan.  In addition, any Shares underlying an Award that are not issued upon the exercise or vesting of such Award shall become available for future Awards under the Plan (e.g., the exercise of a Stock Appreciation Right with the net gain settled in Shares and the “net-Share issuance” of an Award).

4.3 Adjustments in Awards and Authorized Shares.  The number of Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option.

4.4 Legal Compliance.  Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  Any Award made in violation hereof shall be null and void.

4.5 Investment Representations.  As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5
STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Nonemployee Directors and Consultants.  Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion.  The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2 Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.  The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price.  The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

5.3.1 Nonqualified Stock Options.  Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

5.3.2 Incentive Stock Options.  The grant of Incentive Stock Options shall be subject to the following limitations:

(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors.  In the event the Company fails to obtain shareholder approval of the Plan within twelve (12)

months from the Plan Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.

(c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d) In the event of a Participant's change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3 Substitute Options.  Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

5.4 Expiration of Options

5.4.1 Expiration Dates.  Unless otherwise specified in an Award Agreement, each Option shall immediately terminate on the date a Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant with respect to the Shares that have not “vested.”  With respect to the “vested” Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a) Date in Award Agreement.  The date for termination of the Option set forth in the written Award Agreement;

(b) Termination of Continuous Status as Employee, Nonemployee Director or Consultant.  The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Nonemployee Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);

(c) Cause.  In the event a Participant’s Continuous Status as an Employee, Director or Consultant is terminated for Cause as determined by the Administrator, all unexercised Options held by such Participant shall expire five (5) business days following written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, prior to the expiration of such five (5) business day period, reinstate the Options by giving written notice of such reinstatement to Participant.  In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Cause, disability or death;

(d) Disability.  In the event that a Participant's Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant's Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e) Death.  In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

(f) 10 Years from Grant.  An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.4.2 Administrator Discretion.  Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however that such extension does not exceed the maximum term of the Option.

5.5 Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion.

5.6 Exercise and Payment.  Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

5.6.1 Form of Consideration.  Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent.  The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

5.6.2 Delivery of Shares.  As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1 Grant of SARs.  Subject to the terms of the Plan, a SAR may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time as shall be determined by the Administrator.

6.1.1 Number of Shares.  The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash.  However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 Exercise of SARs.  SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After an SAR is granted, the Administrator, in its discretion, may accelerate the exercisability of the SAR.

6.3 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

6.4 Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.

6.5 Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares by dividing such cash amount by the Fair Market Value of a Share on the exercise date.  If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7
RESTRICTED STOCK

7.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Nonemployee Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine.  The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares.  At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.

7.2 Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine.  Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4 Other Restrictions.  The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions.  The Administrator may set restrictions based upon the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

7.4.2 Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates.  The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction.  After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company.  On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.

8.1.1 Number of Restricted Stock Units.  The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Sections 4.1 and 9.5.

8.1.2 Value of a Restricted Stock Unit.  Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement.

8.2 Vesting Conditions.  In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions.

The Administrator, in its discretion, may at any time accelerate the vesting of a Participant’s Restricted Stock Units and provide for immediate payment in accordance with Section 8.3.

8.3 Form and Timing of Payment.  The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash.  In either case, upon vesting payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.

8.4 Cancellation of Restricted Stock Units.  On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9
MISCELLANEOUS

9.1 Change In Control.  Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.2 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.3 No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause.  Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only.  Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

9.4 Participation.  No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5 Limitations on Awards.  No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 2,000,000 Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.

9.6 Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.7 Beneficiary Designations.  If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.8 Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.  Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.9 Restrictions on Share Transferability.  The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

9.10 Transfers Upon a Change in Control.  In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.11 Performance-Based Awards.  Each agreement for the grant of performance-based awards shall specify the number of Shares underlying the Award, the Performance Period and the Performance Goals (each as defined below).  As used herein, “Performance Goals” means performance goals specified in the agreement for any Award which the Administrators determine to make subject to Performance Goals, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which the Award which the Administrators determine to make subject to a Performance Goal, are to be earned.  Each agreement for a performance-based Award shall specify in respect of a Performance Goal the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Goal, and shall specify the maximum percentage payout under the agreement.

9.11.1 Performance Goals for Covered Employees.  The Performance Goals  for any performance-based Award granted to a Covered Employee, if deemed appropriate by the Administrators, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a Company, subsidiary, division, business unit or line of business basis or in comparison with peer group performance or to an index: net sales; gross sales; net revenue; gross revenue; growth in number of customers, cash generation; cash flow; unit volume; market share; cost reduction; costs and expenses (including expense efficiency ratios and other expense measures); strategic plan development and implementation; return on net assets; return on actual or proforma assets; return on equity; return on capital; return on investment; return on working capital; return on net capital employed; working capital; asset turnover; economic value added; total stockholder return; stock price; net income; net income before tax; operating income; operating profit margin; net income margin; net interest margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; earnings per share; stock price earnings ratio; earnings before interest; taxes; depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); earnings before interest (“EBI”); or EBITDA, EBIT, EBI or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue.  Achievement of any such Performance Goal shall be measured over a period of years not to exceed ten (10) as specified by the Administrators in the agreement for the performance-based Award.  No business criterion other than those named above in this Section 9.11.1 may be used in establishing the Performance Goal for an award to a Covered Employee under this Section 9.11.  For each such award relating to a Covered Employee, the Administrators shall establish the targeted level or levels of performance for each such business criterion.  The Administrators may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Section 9.11, but may not exercise discretion to increase such amount, and the Administrators may consider other performance criteria in exercising such discretion.  All determinations by the Administrators as to the achievement of Performance Goals under this Section 9.11 shall be made in writing.  The Administrators may not delegate any responsibility under this Section 9.11.  As used herein, “Covered Employee” shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company’s compensation practices (not necessarily an executive officer) whom the Administrators deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other “qualified performance-based compensation” plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Administrators may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

9.11.2 Mandatory Deferral of Income.  The Administrators, in their sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

SECTION 10
AMENDMENT, SUSPENSION, AND TERMINATION

10.1 Amendment, Suspension, or Termination.  Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason.  The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant.  No Award may be granted during any period of suspension or after termination of the Plan.

10.2 No Amendment without Shareholder Approval.  The Company shall obtain shareholder approval of any material Plan amendment but only to the extent necessary to comply with the rules of the NASDAQ, the Exchange Act, Section 422 of the Code, or other Applicable Law.  As of the Plan Adoption Date and Plan Effective Date, the Company is not listed on NASDAQ or any national securities exchange and thus as of such times no shareholder approval would be necessary for material amendments of the Plan.

10.3 Plan Effective Date and Duration of Awards .  The Plan shall be effective as of the Plan Effective Date, subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter.  However, without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date.  The Board of Directors of the Company, but need not, submit this Plan to its shareholders for approval.

SECTION 11
TAX WITHHOLDING

11.1 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements.  The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.  The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise by issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 12
LEGAL CONSTRUCTION

12.1 Liability of Company.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2 Grants Exceeding Allotted Shares.  If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

12.7 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 13
EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

GRAPHON CORPORATION

Dated: September 28, 2012                                                                  By:  /s/ Eldad Eilam

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
GraphOn Corporation
1901 S. Bascom Avenue, Suite 660
Campbell, CA 95008

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 7, 2012

The undersigned stockholder of GraphOn Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 5, 2012, and hereby appoints Eldad Eilam and Robert Dixon, or either of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned and hereby authorizes each of them to represent the undersigned and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the “Company”) held of record by the undersigned on September 14, 2012, at the Annual Meeting of the Stockholders to be held on November 7, 2012 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL II AND FOR PROPOSAL III.  THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF WHICH THE BOARD OF DIRECTORS DID NOT HAVE NOTICE PRIOR TO JUNE 9, 2012.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GraphOn Corporation

November 7, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at
http://proxymaterials.graphon.com

Please sign, date and mail your proxy card
in the envelope provided as soon as possible.

Please detach along the perforated line and mail in the envelope provided
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS I, II AND III.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
THIS PROXY IS VALID ONLY WHEN PROPERLY SIGNED AND DATED.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

I.	To elect two Class I Directors.
NOMINEES:  John Cronin and Steven Ledger

[   ] FOR BOTH NOMINEES
[   ] FOR MR. CRONIN ONLY
[   ] FOR MR. LEDGER ONLY
[   ] WITHHOLD AUTHORITY FOR BOTH NOMINEES

II.	To approve the 2012 Equity Incentive Plan of GraphOn Corporation: [ ] For
                                      [   ] Against
                                      [   ] Abstain

III.	To ratify the selection of Macias Gini & O’Connell LLP [ ] For
as the Company’s independent registered public accounting firm for the fiscal                   [   ] Against
year ending December 31, 2012                                                                                                           [   ] Abstain

IV.	To transact such other business as may properly come before the meeting.

To change the address on your account, please check here        [   ]
and indicate your new address at right.
Changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder:                                                                                                Date:

Signature of Stockholder:                                                                                                Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney trustee or guardian, please give full title as such. When signing for a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.